Exhibit 10.3

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of this 15th day of January, 2015, by and among (i) THE WET SEAL, INC., a Delaware corporation, and the other Persons identified as Pledgors on the signature pages hereto, each as debtor-in-possession (individually, a “Pledgor”, and collectively, the “Pledgors”), (ii) BANK OF AMERICA, N.A., a national banking association, as L/C Issuer (in such capacity, the “L/C Issuer”), pursuant to the Letter of Credit Agreement referred to below, and (iii) BANK OF AMERICA, N.A., a national banking association, as administrative agent and collateral agent (in such capacities, the “Pre-Petition Agent”, and together with the L/C Issuer, individually, a “Pledgee”, and collectively, the “Pledgees”) for itself and the other Credit Parties (as defined in the Pre-Petition Credit Agreement referred to below, the “Pre-Petition Credit Parties”).

W I T N E S S E T H

WHEREAS, reference is made to that that certain Senior Secured, Super-Priority Debtor-In-Possession Letter of Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Letter of Credit Agreement”) among the Pledgors and the L/C Issuer;

WHEREAS, pursuant to the Letter of Credit Agreement, (i) the L/C Issuer has agreed to issue Letters of Credit for the account of the Pledgors, and (ii) the Pre-Petition Letters of Credit (as defined in the Letter of Credit Agreement) are deemed issued under the Letter of Credit Agreement, and the Pledgors’ obligations with respect to such Letters of Credit (including, without limitation, the Pre-Petition Letters of Credit) will be secured by Cash Collateral as provided herein;

WHEREAS, the L/C Issuer and its Affiliates have agreed to provide certain Cash Management Services to the Pledgors (the Obligations in respect of such Cash Management Services being hereinafter referred to as the “Post-Petition Cash Management Obligations”);

WHEREAS, the Pledgors wish to grant pledges, assignments and security interests in favor of the L/C Issuer to secure (i) the L/C Obligations (as defined in the Letter of Credit Agreement), and (ii) the other Obligations (including, without limitation, the Post-Petition Cash Management Obligations);

WHEREAS, reference is further made to that certain Amended and Restated Credit Agreement dated as of February 3, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Pre-Petition Credit Agreement”) by, among others, the Pre-Petition Agent and the Pledgors;

WHEREAS, in connection with the Pre-Petition Credit Agreement, (i) the Pledgors have certain indemnification obligations under the Pre-Petition Loan Documents (such obligations being hereinafter referred to as the “Pre-Petition Indemnity Obligations”), and (ii) the Pre-Petition Agent and its Affiliates provided certain Cash Management Services (as defined in the Pre-Petition Credit Agreement) to the Pledgors (the Obligations in respect of such Cash Management Services being hereinafter referred to as the “Pre-Petition Cash Management Obligations”, and together with the Post-Petition Cash Management Obligations, collectively, the “Cash Management Obligations”);

WHEREAS, the Pledgors wish to grant pledges, assignments and security interests in favor of the Pre-Petition Agent, for the ratable benefit of the Pre-Petition Credit Parties, to secure the Pre-Petition Indemnity Obligations and the Pre-Petition Cash Management Obligations; and

WHEREAS, it is a condition precedent to (i) the L/C Issuer’s entering into the Letter of Credit Agreement, and (ii) the Pre-Petition Credit Parties’ maintenance of certain Cash Management Services for the Pledgors, that the Pledgors execute and deliver to the L/C Issuer and the Pre-Petition Agent a pledge and security agreement in substantially the form hereof;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Pledgees agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Letter of Credit Agreement. In addition, as used herein, the following additional terms shall have the following meanings:

“Cash Collateral” shall mean the Cash Collateral Accounts, the Pledged Cash and any other property at any time assigned or pledged to the L/C Issuer or the Pre-Petition Agent hereunder (whether described herein or not), all substitutions, additions, interest, and other distributions arising out of or in respect thereof, and all products and proceeds arising out of or in respect of any of the foregoing.

“Payment in Full” shall mean the occurrence of all of the following events: (i) the Commitment has expired or been terminated, (ii) all Obligations have been paid in full in cash in accordance with Section 1.02(d) of the Letter of Credit Agreement and all Pre-Petition Liabilities have been paid in full in cash in accordance with Section 1.02(d) of the Pre-Petition Credit Agreement, (iii) all Letters of Credit (including, without limitation, all Pre-Petition Letters of Credit) have terminated and have been reduced to zero and fifteen days have elapsed after the expiry date with no drawing or other presentment having been made, and (iv) all Unreimbursed Amounts shall have been paid in full in cash.

“Pledged Cash” shall mean all cash and cash equivalents of the Pledgors in the Cash Collateral Accounts.

2. Pledge of Cash Collateral. Each Pledgor hereby pledges, assigns, and grants a security interest to each Pledgee in all of such Pledgor’s right, title and interest in the Cash Collateral. This Agreement and the security interest in and assignment and pledge of the Cash Collateral hereunder are made with and granted to (i) the L/C Issuer, for the benefit of the Credit Parties, as security for the payment and performance in full of all of the Obligations (including, without limitation, the L/C Obligations and the Post-Petition Cash Management Obligations), and (ii) the Pre-Petition Agent, for the benefit of the Pre-Petition Credit Parties, as security for the payment and performance in full of all of the Pre-Petition Liabilities (including, without limitation, the Pre-Petition Indemnity Obligations and the Pre-Petition Cash Management Obligations). Notwithstanding the foregoing, no Cash Collateral provided with respect to Letters of Credit issued following the Effective Date shall be deemed to secure any Pre-Petition Liabilities (other than to the extent relating to Pre-Petition Letters of Credit).

3. Limitations on Right of Withdrawal. The Pledgors shall have no right to withdraw sums from any Cash Collateral Account or to receive any of the Pledged Cash or other Cash Collateral, except as provided in Section 12. The L/C Issuer and the Pre-Petition Agent shall be entitled to apply the Cash Collateral to pay the Obligations and the Pre-Petition Liabilities, respectively, as set forth herein and in the DIP Orders.

4. Application of Cash Collateral.

4.1 Charges. The Pledgors shall pay upon demand therefor, or, at the applicable Pledgee’s option, there shall be deducted from the Cash Collateral Accounts and the Pledged Cash all regular service fees, maintenance fees and transaction charges related to the maintenance of the Cash Collateral Accounts.

4.2 Application of Cash Collateral to Reduce Obligations.

(a) The L/C Issuer, on behalf of the Credit Parties, may in its sole discretion from time to time make payment of sums out of the Cash Collateral Accounts, to the extent that collected funds are available therefor, to reduce the Obligations (including, without limitation, in respect of Letter of Credit Fees, Unreimbursed Amounts and Post-Petition Cash Management Obligations) in such order and manner as the L/C Issuer shall determine in its sole discretion, without further notice to or consent from the Pledgors, any Committee (as defined in the Interim Borrowing Order) or any other parties in interest and without further order of the Bankruptcy Court. The Pledgors shall remain liable to the L/C Issuer and the other Credit Parties for all unpaid Obligations to the extent that the Pledged Cash is insufficient to satisfy them in full.

(b) The Pre-Petition Agent, on behalf of the Pre-Petition Credit Parties, may apply (i) against the Pre-Petition Indemnity Obligations and Pre-Petition Cash Management Obligations, (x) amounts in the Cash Management/Indemnity Account, and (y) any excess amounts in the L/C Cash Collateral Accounts following satisfaction in full of all L/C Obligations (as defined in the Pre-Petition Credit Agreement) with respect to Pre-Petition Letters of Credit, and (ii) against the L/C Obligations (as defined in the Pre-Petition Credit Agreement) with respect to Pre-Petition Letters of Credit, amounts in the L/C Cash Collateral Accounts, in each case of clauses (i) and (ii) as and when they arise, without further notice to or consent from the Pledgors, any Committee (as defined in the Interim Borrowing Order) or any other parties in interest and without further order of the Bankruptcy Court. Notwithstanding the foregoing, the Pre-Petition Agent shall not apply any amounts in the L/C Cash Collateral Accounts provided with respect to Letters of Credit issued following the Effective Date against any Pre-Petition Indemnity Obligations or Pre-Petition Cash Management Obligations. The Pledgors shall remain liable to the Pre-Petition Credit Parties for all unpaid Pre-Petition Indemnity Obligations and Pre-Petition Cash Management Obligations to the extent that the Pledged Cash is insufficient to satisfy them in full.

5. Warranty of Title; Authority. Each Pledgor hereby represents and warrants that: (a) such Pledgor has good and marketable title to the Cash Collateral, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances or other adverse claims except the pledge, assignment and security interest created by this Agreement, (b) other than the entry of the DIP Orders, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Pledgor of this Agreement or any other Loan Document, except for such as have been obtained or made and are in full force and effect, (c) this Agreement has been duly executed and delivered by each Pledgor, constitutes a legal, valid and binding obligation of such Pledgor, and is enforceable against Pledgor in accordance with its terms, and (d) execution, delivery and performance by each Pledgor of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not (i) contravene the terms of any of such Pledgor’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any Material Indebtedness to which such Pledgor is a party or affecting such Pledgor or the properties of such Pledgor or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Pledgor or its property is subject; (iii) result in or require the creation of any Lien upon any asset of any Pledgor (other than Liens in favor of the Pledgees hereunder or under the DIP Orders); or (iv) violate any Law. Each Pledgor covenants that such Pledgor will defend each Pledgee’s rights and security interest in the Cash Collateral against the claims and demands of all persons whomsoever. Each Pledgor further covenants that such Pledgor will have the like title to and right to pledge and assign and grant a Lien in the Cash Collateral hereafter pledged or assigned or in which a Lien is granted to each Pledgee hereunder and will likewise defend each Pledgee’s rights, pledge, assignment and Lien thereof and therein.

6. Transfer, Etc. by Pledgor. Without the prior written consent of each Pledgee, no Pledgor will sell, assign, transfer or otherwise dispose of, or pledge or grant any security interest in or otherwise encumber or restrict any of the Cash Collateral or any interest therein, except for the pledge and assignment thereof and security interest therein provided for in this Agreement.

7. Further Assurances. Each Pledgee’s security interest in the Cash Collateral (including, without limitation, the Cash Collateral Accounts) is a valid, perfected first-priority security interest pursuant to the DIP Orders. Without limiting the foregoing, each Pledgor will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions that may be required under any applicable Law, or which any Pledgee may reasonably request (including, without limitation, entering into control agreements upon any Pledgee’s request to further evidence the Pledgees’ perfected first priority security interest in the Cash Collateral Accounts), to effectuate the transactions contemplated by this Agreement or the other Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created hereby or the validity or priority of any such Lien, all at the expense of such Pledgor.

8. Exoneration. Under no circumstances shall any Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Cash Collateral or any nature or kind or any matter or proceedings arising out of or relating thereto. No Pledgee shall be required to take any action of any kind to collect, preserve or protect such Pledgee’s or any Pledgor’s rights in any of the Cash Collateral or against other parties thereto. Any Pledgee’s prior recourse to any part or all of the Cash Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations or any Pre-Petition Liabilities (including, without limitation, the Pre-Petition Indemnity Obligations or any Cash Management Obligations).

9. No Waiver, Etc. (a) No failure or delay by any Pledgee in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude or impair any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Pledgees hereunder and under the other Loan Documents and the Pre-Petition Loan Documents, as applicable, are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or Pre-Petition Loan Document, as applicable, or consent to any departure by Pledgor or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (c) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) The obligations of the Pledgors hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or non-exercise, or any waiver, by any Pledgee of any right, remedy, power or privilege under or in respect of any of the Obligations or any collateral security therefor (including this Agreement); (b) any amendment to or modification of the Letter of Credit Agreement or the Pre-Petition Credit Agreement or any of the other documents, agreements or instruments now existing or hereafter arising relating thereto or any of the Obligations or the Pre-Petition Liabilities; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations or the Pre-Petition Liabilities; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the Pre-Petition Liabilities or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations or the Pre-Petition Liabilities; whether or not the Pledgors shall have notice or knowledge of any of the foregoing.

(c) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Pledgor and each Pledgee. Each Pledgor hereby waives acceptance and notice of acceptance of this Agreement and presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or any of the Cash Collateral, and any and all other notices and demands whatsoever.

10. Notice, Etc. All notices, requests and other communications hereunder shall be given as provided for in the Letter of Credit Agreement or the Pre-Petition Credit Agreement, as applicable.

11. Expenses. All Credit Party Expenses (as defined in each of the Pre-Petition Credit Agreement and the Letter of Credit Agreement) and all other Obligations (including, without limitation, in respect of (i) indemnities arising pursuant to Section 9.04 of the Letter of Credit Agreement, (ii) Pre-Petition Indemnity Obligations, and (iii) Cash Management Obligations) shall be payable by the Pledgors and shall be secured hereby.

12. Termination; Release.

(a) Subject to clauses (b), (c) and (d) of this Section 12, (i) this Agreement, the Liens in favor of each Pledgee (for the benefit of the Credit Parties or the Pre-Petition Credit Parties, as applicable) and all other security interests granted hereby shall terminate with respect to all Obligations and Pre-Petition Liabilities when Payment in Full shall have occurred, and (ii) the Pledgees shall deliver all remaining Cash Collateral to the Applicant Representative (or in accordance with applicable Law) within ten (10) Business Days following Payment in Full, provided, however, that (A) this Agreement, the Lien in favor of each Pledgee (for the benefit of the Credit Parties or the Pre-Petition Credit Parties, as applicable) and all other security interests granted hereby shall be reinstated if at any time payment, or any part thereof, of any portion of the Obligations or Pre-Petition Liabilities is rescinded or must otherwise be restored by any Credit Party, any Pre-Petition Credit Party or any Pledgor upon the bankruptcy or reorganization of any Pledgor or otherwise, and (B) in connection with the termination of this Agreement and the release and termination of the security interests in the Cash Collateral, each Pledgee may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties or the Pre-Petition Credit Parties, as applicable, against (x) loss on account of credits previously applied to the Obligations or Pre-Petition Liabilities, as applicable, that may subsequently be reversed or revoked, and (y) any Obligations that may thereafter arise under Section 9.04 of the Letter of Credit Agreement or any Pre-Petition Liabilities that may thereafter arise under Section 10.04 of the Pre-Petition Credit Agreement.

(b) In the event of the returning undrawn to the L/C Issuer of any Letter of Credit or the passage of fifteen days following the expiry date of any Letter of Credit with no drawing or other presentment having been made, if no Event of Default under any of Sections 8.01(a), (b), (h), (i), (n) or (v) of the Letter of Credit Agreement then exists, the Pledgees shall remit to the Applicant Representative an amount equal to 103% of the face amount of such Letter of Credit within five (5) Business Days of such event and the Lien thereon shall automatically be released without any further action by any Pledgee or any Pledgor.

(c) If as of the Challenge Period Termination Date a party in interest with requisite standing (including any Committee) has filed a Challenge Proceeding against the Pre-Petition Credit Parties related to the Pre-Petition Debt and/or Pre-Petition Liens, then the Cash Management/Indemnity Account and the Pledged Cash therein shall be maintained until final resolution of such Challenge Proceeding, subject to the provisions of Paragraph 12(d)(iv) and Paragraph 38 of the Interim Borrowing Order. If as of the Challenge Period Termination Date no party has filed a Challenge Proceeding against the Pre-Petition Credit Parties related to the Pre-Petition Debt and/or Pre-Petition Liens, whether in the Chapter 11 Case or independently in another forum, court, or venue, then the Cash Management/Indemnity Account shall thereafter secure only the Cash Management Obligations.

(d) If following the final resolution of all Challenge Proceedings described in the first sentence of Section 12(c) above or, if no Challenge Proceeding has been filed, following the Challenge Period Termination Date, (i) the Pledgors have terminated Bank of America’s cash management and treasury management services to the Pledgors, and (ii) all Cash Management Obligations (including, without limitation, all fees, costs and expenses with respect thereto) in connection with such services have then been paid, then all funds then on deposit in the Cash Management/Indemnity Account net of (x) any remaining unpaid Cash Management Obligations and (y) any amounts previously debited from such account shall be released to the Applicant Representative not later than ten (10) Business Days following the later of (i) the date of such termination, and (ii) the Lien Release Date, and the Lien on such funds shall automatically be released without any further action by any Pledgee or any Pledgor.

(e) Capitalized terms used in the foregoing Sections 12(c) and 12(d) but not defined in the Letter of Credit Agreement or herein shall have the meanings assigned to such terms in the Interim Borrowing Order.

13. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE BANKRUPTCY CODE AND THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND OF ANY COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE BANKRUPTCY COURT, SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PLEDGEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND

WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Pledgor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the L/C Issuer and the Pre-Petition Agent. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

16. Relationship with DIP Orders. In the event of any inconsistency between the terms of the DIP Orders and this Agreement, the terms of the DIP Orders shall control.

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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date first above written.

PLEDGORS:

THE WET SEAL, INC., as a Pledgor and as a Debtor-in-Possession

By:	/s/ Edmond Thomas
Name:	Edmond Thomas
Title:	Chief Executive Officer

THE WET SEAL RETAIL, INC., as a Pledgor and as a Debtor-in-Possession

By:	/s/ Edmond Thomas
Name:	Edmond Thomas
Title:	Chief Executive Officer

WET SEAL CATALOG, INC., as a Pledgor and as a Debtor-in-Possession

By:	/s/ Edmond Thomas
Name:	Edmond Thomas
Title:	Chief Executive Officer

WET SEAL GC, LLC, as a Pledgor and as a Debtor-in-Possession

By:	The Wet Seal, Inc., its Sole Member

By:	/s/ Edmond Thomas
Name:	Edmond Thomas
Title:	Chief Executive Officer

Signature Page to Pledge and Security Agreement

L/C ISSUER:

BANK OF AMERICA, N.A.

By:	/s/ Brian Lindblom
Name:	Brian Lindblom
Title:	Vice President

PRE-PETITION AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Brian Lindblom
Name:	Brian Lindblom
Title:	Vice President

Signature Page to Pledge and Security Agreement